UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2008 (November 4, 2008)

XFONE, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File No. 001-32521

11-3618510
(I.R.S. Employer Identification Number)

5307 W. Loop 289
Lubbock, Texas 79414
 (Address of principal executive offices) (Zip Code)

806-771-5212
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement
Item 7.01.  Regulation FD Disclosure

On November 4, 2008, Xfone, Inc. (“Xfone” or the “Company”) filed a public prospectus (the “Prospectus”) with the Israel Securities Authority (the “ISA”) and the Tel Aviv Stock Exchange (the “TASE”) for listing of the Company’s bonds (Series A) (the “Bonds”) for trading on the TASE.  The Company issued the Bonds in the aggregate principal amount of NIS 100,382,100 (approximately $25,562,032, based on the exchange rate as of December 13, 2007) on December 13, 2007 in a private placement to institutional investors in Israel (the "Private Placement").

Within the framework of the Private Placement, the Company committed, among other things, to take all actions that are reasonably required to list the Bonds for trading on the TASE no later than 12 months from the date of issuance, in order to lift the restrictions on resale under Section 15c of the Israeli Securities Law 5728-1968. As previously disclosed, the Bonds currently bear interest at an annual rate of 9%. Beginning on the date that the Bonds are listed for trading and commence trading on the TASE, the interest rate payable for the unpaid balance of the Bonds will be reduced by 1%, to 8% per annum.  The Bonds are expected to be listed and commence trading on the TASE on or about November 11, 2008.

As previously disclosed on Form 8-K filed October 28, 2008, on October 27, 2008, the Company amended and restated the Indenture dated December 13, 2007 which it had entered into with Ziv Haft Trusts Company Ltd. as trustee, in connection with the issuance of the Bonds (the “Amendment”). The Amendment was required in accordance with the instructions and directives of the TASE and/or the ISA for the purpose of the listing of the Bonds on the TASE.

Additionally, on November 2, 2008, the Company entered into an Underwriting Agreement with Excellence Nessuah Underwriting (1993) Ltd. and The First International & Co. - Underwriting and Investments Ltd. (the "Pricing Underwriters"), which, together, managed the Private Placement and acted as Pricing Underwriters in connection with the publication of the Prospectus and the listing of the Bonds on the TASE. A copy of the Underwriting Agreement is attached as Exhibit 10.129 to this Current Report on Form 8-K. In connection with the services rendered by the Pricing Underwriters to the Company, the Company has paid the Pricing Underwriters a fee equal to 3% of the proceeds of the Private Placement, pursuant to a December 12, 2007 agreement previously disclosed on Form 8-K filed December 14, 2007.

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of the Company’s securities in any jurisdiction to any person in the United States, or in any jurisdiction to any person where such offer or solicitation is not permitted.

Item 9.01   Financial Statements and Exhibits

(a)           Not applicable.
(b)           Not applicable.
(c)           Not applicable.
(d)           Exhibits

Exhibit No.	Description
10.129
Underwriting Agreement between Xfone, Inc., Excellence Nessuah Underwriting (1993) Ltd. and The First International & Co. - Underwriting and Investments Ltd. dated November 2, 2008 (free translation from Hebrew).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xfone, Inc.

Date: November 4, 2008	By:	/s/ Guy Nissenson
Guy Nissenson
President, Chief Executive Officer and Director

INDEX TO EXHIBITS

Exhibit No.	Description
10.129
Underwriting Agreement between Xfone, Inc., Excellence Nessuah Underwriting (1993) Ltd. and The First International & Co. - Underwriting and Investments Ltd. dated November 2, 2008 (free translation from Hebrew).